Exhibit 10.1

FORM OF

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of                 , 2017, is by and between WARRIOR MET COAL, INC., a Delaware corporation (the “Company”), and                      (the “Indemnitee”).

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available; and

WHEREAS, in recognition of the need to provide Indemnitee with protection against personal liability, in order to procure and retain Indemnitee’s service as a director or officer of the Company, in order to enhance Indemnitee’s ability to serve the Company in an effective manner and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”), any change in the composition of the Board or any change in control, business combination or similar transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(g) below) to, Indemnitee as set forth in this Agreement and for the coverage of Indemnitee under the Company’s directors’ and officers’ liability or similar insurance policies (“D&O Insurance”).

NOW, THEREFORE, in consideration of the foregoing and Indemnitee’s agreement to provide services to the Company, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Change in Control” means the occurrence of any of the following: (i) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions (including any merger or consolidation or whether by operation of law or otherwise), of all or substantially all of the properties or assets of the Company and its subsidiaries, to a third party purchaser (or group of affiliated third party purchasers) or (ii) the consummation of any transaction (including any merger or consolidation or whether by operation of law or otherwise), the result of which is that a third party purchaser (or group of affiliated third party purchasers) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the then outstanding shares of common stock or of the surviving entity of any such merger or consolidation.

(b) “Claim” means:

(i) any threatened, pending or completed action, suit, claim, demand, arbitration, inquiry, hearing, proceeding or alternative dispute resolution mechanism, or any actual, threatened or completed proceeding, including any and all appeals, in each case, whether brought by or in the right of the Company or otherwise, whether civil, criminal, administrative, arbitrative, investigative or other, whether formal or informal, and whether made pursuant to federal, state, local, foreign or other law, and whether or not commenced prior to the date of this Agreement, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of or relating to either (a) any action or alleged action taken by Indemnitee (or failure or alleged failure to act) or of any action or alleged action (or failure or alleged failure to act) on Indemnitee’s part, while acting in his or her Corporate Status or (b) the fact that Indemnitee is or was serving at the request of the Company or any subsidiary of the Company as director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise, in each case, whether or not serving in such capacity at the time any Loss or Expense is paid or incurred for which indemnification or advancement of Expenses can be provided under this Agreement, except one initiated by Indemnitee to enforce his or her rights under this Agreement. For purposes of this definition, the term “threatened” will be deemed to include Indemnitee’s good faith belief that a claim or other assertion might lead to institution of a Claim; or

(ii) any inquiry, hearing or investigation that Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(c) “Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other Enterprise, whether or not for profit, that is, directly or indirectly, controlled by the Company. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of an Enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise.

(d) “Corporate Status” means the status of a person who is or was a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of the Company or of any other Enterprise which such person is or was serving at the request of the Company or any subsidiary of the Company. In addition to any service at the actual request of the Company, Indemnitee will be deemed, for purposes of this Agreement, to be serving or to have served at the request of the Company or any subsidiary of the Company as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Enterprise if Indemnitee is or was serving as a director, officer, employee, partner, member, manager, fiduciary, trustee or agent of such Enterprise and (i) such Enterprise is or at the time of such service was a Controlled Affiliate, (ii) such Enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate or (iii) the Company or a Controlled Affiliate, directly or indirectly, caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(e) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(f) “Enterprise” means the Company or any subsidiary of the Company or any other corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other entity or other enterprise of which Indemnitee is or was serving at the request of the Company or any subsidiary of the Company in a Corporate Status.

(g) “Expenses” means any and all expenses, fees, including attorneys’, witnesses’ and experts’ fees, disbursements and retainers, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, postage, fax transmission charges, secretarial services, delivery services fees, and all other fees, costs, disbursements and expenses paid or incurred in connection with investigating, defending, prosecuting, being a witness in or participating in (including on appeal), or preparing to defend, prosecute, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses paid or incurred in connection with any appeal resulting from any Claim, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 4 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

(i) “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

(j) “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company or any subsidiary of the Company as a director, officer, employee, member, manager, trustee or agent of any other Enterprise or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(k) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three (3) years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(l) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines (including excise taxes and penalties assessed with respect to employee benefit plans and ERISA excise taxes), penalties (whether civil, criminal or other), amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

(m) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(n) References to “serving at the request of the Company” include any service as a director, manager, officer, employee, representative or agent of the Company which imposes duties on, or involves services by, such director, manager, officer, employee or agent, including but not limited to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the Company in Indemnitee’s capacity as a director, manager, officer, employee, representative or agent of the Company, including but not limited to acting in the best interest of participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to under applicable law or in this Agreement.

2. Indemnification.

(a) Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify and hold Indemnitee harmless, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses and Expenses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which Indemnitee is solely a witness.

(b) If (i) Indemnitee is or was affiliated with one or more Persons that is an equity owner of the Company (an “Appointing Member”), and (ii) the Appointing Member was or is a party to, or was or is threatened to be made a party to, or was or is otherwise involved or a participant in any Claim relating to or arising by reason of Appointing Member’s position as an equity holder of, or lender to, the Company, or Appointing Member’s appointment of or affiliation with Indemnitee or any other director, including without limitation any alleged misappropriation of a Company asset or corporate opportunity, any claim of misappropriation or infringement of intellectual property relating to the Company, any alleged false or misleading statement or omission made by the Company (or on its behalf) or its employees or agents, or any allegation of inappropriate control or influence over the Company or its Board members, officers, equity holders or debt holders, then the Appointing Member will be entitled to indemnification hereunder for Losses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of the Appointing Member.

(c) If (i) Indemnitee is or was affiliated with one or more Persons that is controlled by Indemnitee (which, for the avoidance of doubt, shall not include the Company or any of its direct or indirect subsidiaries) (an “Affiliated Indemnitee”), and (ii) the Affiliated Indemnitee is, or is threatened to be made, a party to or a participant in any Claim relating to or arising by reason of the Affiliated Indemnitee’s affiliation with Indemnitee, then the Affiliated Indemnitee will be entitled to indemnification hereunder for Losses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of the Affiliated Indemnitee.

(d) For the avoidance of doubt, the indemnification rights and obligations contained herein shall also extend to any Claim in which Indemnitee was or is a party to, was or is threatened to be made a party to or was or is otherwise involved in any capacity in by reason of Indemnitee’s Corporate Status as a fiduciary capacity with respect to an employee benefit plan. In connection therewith, if Indemnitee has acted in good faith and in a manner which appeared to be consistent with the best interests of the participants and beneficiaries of an employee benefit plan and not opposed thereto, Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company.

3. Contribution.

(a) Whether or not the indemnification provided in Section 2 is available, in respect of any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Claim without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Claim in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), the Company shall contribute to the amount of Losses paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Claim arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such Losses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Claim in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Claim; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Advancement of Expenses. The Company shall, if requested by Indemnitee, advance, to the fullest extent permitted by law, to Indemnitee (an “Expense Advance”) any and all Expenses actually and reasonably paid or incurred (even if unpaid) by Indemnitee in connection with any Claim arising out of an Indemnifiable Event (whether prior to or after its final disposition). Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within five (5) business days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an undertaking by Indemnitee to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Section 4 in respect of

Expenses relating to, arising out of or resulting from any Claim in respect of which it shall be determined, pursuant to Section 9, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. Each Expense Advance will be unsecured and interest free and will be made by the Company without regard to Indemnitee’s ability to repay the Expense Advance.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred (even if unpaid) by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Certificate of Incorporation now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any D&O Insurance maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Notification and Defense of Claims.

(a) Notification of Claims. Indemnitee shall notify the Company in writing as soon as reasonably practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim, to the extent then known. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder except to the extent the Company’s ability to participate in the defense of such claim was materially and adversely affected by such failure. If at the time of the receipt of such notice, the Company has D&O Insurance or any other insurance in effect under which coverage for Claims related to Indemnifiable Events is potentially available, the Company shall give prompt written notice to the applicable insurers in accordance with the procedures, provisions, and terms set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, and copies of all subsequent correspondence between the Company and such insurers regarding the Claim, in each case substantially concurrently with the delivery or receipt thereof by the Company.

(b) Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company.

8. Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.

9. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 2, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(ii) To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

(i) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii) if a Change in Control shall have occurred, (A) if Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

The Company shall indemnify and hold Indemnitee harmless against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five (5) business days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within thirty (30) days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d) Payment of Indemnification. If, in regard to any Losses:

(i) Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

(ii) no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii) Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within five (5) business days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(i), the Independent Counsel shall be selected by the Board and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five (5) business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(k), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within twenty (20) days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware (“Delaware Court”) to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Delaware Court. No determination by the Company (including by its Board or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(v) Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 9(a)(i) if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 9(a)(i). The Company shall have the burden of proof to overcome this presumption.

10. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i) proceedings referenced in Section 4 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii) where the Company has joined in or the Board has consented to the initiation of such proceedings.

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

11. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 9 that Indemnitee is not entitled to indemnification under this Agreement, (ii) an Expense Advance is not timely made pursuant to Section 4, (iii) no determination of entitlement to indemnification is made pursuant to Section 9 within thirty (30) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made pursuant Section 9(d), Indemnitee shall be entitled to an adjudication in a Delaware Court, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 11(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication or arbitration of his or her rights under, or to recover damages for breach of,

this Agreement, any other agreement for indemnification, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies or any other insurance policies maintained by the Company, the Company will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all Expenses which are paid or incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expenses in advance or contribution or insurance recovery. In addition, if requested by Indemnitee, the Company will (within five (5) days after receipt by the Company of the written request therefor), pay as an Expense Advance such Expenses, to the fullest extent permitted by law.

(c) In the event that a determination shall have been made pursuant to Section 9 that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 9.

(d) If a determination shall have been made pursuant to Section 9 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

12. Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if an Independent Counsel (which, for purposes of this Section 12, shall be selected by the Company with the prior consent of Indemnitee, such consent not to be unreasonably withheld or delayed) has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on Indemnitee without Indemnitee’s prior written consent.

13. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, manager, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event

(including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

14. Other Indemnitors. If Indemnitee is a director appointed by an Appointing Member, the Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by certain private equity funds, hedge funds or other investment vehicles or management companies and/or certain of their affiliates and by personal policies (collectively, the “Other Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Other Indemnitors to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Other Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 14.

15. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the General Corporation Law of the State of Delaware (as may be amended from time to time, the “DGCL”), any other contract, in law or in equity, and under the laws of any state, territory, or jurisdiction, or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to its Certificate of Incorporation the effect of which would be to deny, diminish, encumber or limit Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

16. Liability Insurance. For the duration of Indemnitee’s service as a director or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use best efforts to continue to maintain in effect policies of D&O Insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of D&O Insurance. In all policies of D&O Insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s director and officers. Upon request, the Company will provide to Indemnitee copies of all D&O Insurance applications, binders, policies, declarations, endorsements and other related materials.

17. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, any Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

18. Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

19. More Favorable Terms. In the event the Company enters into an indemnification agreement with another director, officer or similar person, as the case may be, containing terms more favorable to the indemnitee thereof than the terms contained herein, Indemnitee will be afforded the benefit of such more favorable terms and such more favorable terms will be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution thereof, the Company will (a) send a copy of the agreement containing more favorable terms to Indemnitee, and (b) prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable terms.

20. Indemnitee Consent. The Company will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (a) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or a Loss for which Indemnitee is not wholly indemnified hereunder or (b) with respect to any Claim with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Claim, which release will be in form and substance reasonably satisfactory to Indemnitee. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Claim.

21. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

22. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

23. Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or contrary to the DGCL or existing or future applicable law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those provisions of this Agreement which are valid, enforceable and legal. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it valid, enforceable and legal within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid, unenforceable or illegal provisions.

24. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail:

(a) if to Indemnitee, to the address set forth on the signature page hereto.

(b) if to the Company, to:

Warrior Met Coal, Inc.
Attention:	Dale W. Boyles
Address:	16243 Highway 216 Brookwood, AL 35444
Telephone No.:	(205) 554-6150
Facsimile No.:	(205) 554-6011

Notice of change of address shall be effective only when given in accordance with this Section 24. All notices complying with this Section 24 shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

25. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (OTHER THAN ITS RULES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

26. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

27. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

(b) Without limiting Section 15, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee’s rights to receive advancement of Expenses under this Agreement.

28. Headings and Captions. All headings and captions contained in this Agreement and the table of contents hereto are inserted for convenience only and shall not be deemed a part of this Agreement.

29. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same agreement. Facsimile counterpart signatures to this Agreement shall be binding and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WARRIOR MET COAL, INC.

By:
Name:
Title:

[SIGNATURE PAGE – INDEMNIFICATION AGREEMENT]

INDEMNITEE:

Name:
Address:

[SIGNATURE PAGE – INDEMNIFICATION AGREEMENT]